AMENDMENT

TO EMPLOYMENT AGREEMENT

BETWEEN TRI-S SECURITY CORPORATION

AND

RONALD G. FARRELL

THIS AMENDMENT (the "Amendment") to the EMPLOYMENT AGREEMENT dated as of January 1, 2002 (the "Employment Agreement"), between RONALD G. FARRELL, an individual resident of the State of Georgia ("Executive"), and TRI-S SECURITY CORPORATION, a Georgia corporation formerly known as Diversified Security Corporation (the "Corporation"), is made as of the 10th day of January, 2007 by and between Executive and the Corporation.

W I T N E S S E T H:

WHEREAS, Executive and the Corporation each desire to amend the Employment Agreement as set forth herein; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION . Amendment to Section 3 of the Employment Agreement. Section 3 of the Employment Agreement is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

"3. Term. The term of Executive's employment under this Agreement shall commence on the date hereof and shall terminate on June 30, 2010 (the "Term"). Notwithstanding the foregoing, this Agreement may be terminated in accordance with Sections 9, 10 or 11 hereof. "

SECTION 2. Amendment to Section 7 of the Employment Agreement. Section 7 of the Employment Agreement is hereby amended by deleting the sentences set forth in this Section 2(a) and (b) from the Employment Agreement in their entirety:

(a) "Executive may at his discretion travel (fly) first class and stay in hotels of his choice."; and

(b) "Executive may at his discretion have his wife accompany him on business trips or any functions he chooses at his discretion."

SECTION 3. Amendment to Section 8 of the Employment Agreement. Section 8 of the Employment Agreement is hereby amended to add the following sentence as the last sentence thereof:

"Notwithstanding the foregoing, during the period from January 10, 2007 through December 31, 2007, Executive shall not be entitled to receive, and agrees not to accept, any grant to Executive of any stock options, shares of restricted stock or other type of equity incentive awards, including any awards under the Corporation's stock incentive plan."

SECTION 4. Amendment to Section 3 of Exhibit A to the Employment Agreement.

(a) Section 3 of Exhibit A to the Employment Agreement is hereby amended by deleting the following sentence therefrom in its entirety:

"Executive shall receive an acquisition bonus equal to 2% of all acquisitions made by the Company during the term of this agreement. The acquisition bonus shall be paid at the time of closing of each acquisition."

(b) In addition, Section 3 of Exhibit A to the Employment Agreement is hereby amended by deleting the following phrase from the last sentence thereof: "and (Acquisition Bonus)."

SECTION 5. Amendment to Section 4 of Exhibit A to the Employment Agreement. Section 4 of Exhibit A to the Employment Agreement is hereby amended by deleting the following language therefrom in its entirety:

"(a) The corporation shall pay the fees due of membership for Executive in a country club selected by Executive. (b)"

SECTION 6. Amendment to Section 6 of Exhibit A to the Employment Agreement.

(a) Section 6 of Exhibit A to the Employment is hereby amended by deleting the first sentence thereof it in its entirety and replacing it with the following:

"In the event of a change of control, Executive shall be paid all monies which Executive would have been paid under this Agreement during the period from the date of such change of control through June 30, 2010; provided that, notwithstanding anything to the contrary herein, if such change of control occurs after June 30, 2008 and before July 1, 2010, Executive shall be paid all monies which Executive would have been paid under this Agreement had the term of Executive's employment under this Agreement terminated on the second anniversary of such change of control rather than on June 30, 2010."

(b) In addition, Section 6 of Exhibit A to the Employment Agreement is hereby amended to add the following sentence as the last sentence thereof:

"Notwithstanding anything herein to the contrary, upon full satisfaction of the Corporation's obligations pursuant to this Section 6, this Agreement shall terminate and neither the Corporation nor Executive shall have any further obligations to the other under this Agreement."

SECTION 7. Effect on Employment Agreement. Except as otherwise specifically provided herein, the Employment Agreement shall not be amended but shall remain in full force and effect.

SECTION 8. Representations. Executive and the Corporation each represent and warrant that no interest in the Employment Agreement has been sold, hypothecated, assigned or otherwise transferred. Executive and the Corporation each further represent and warrant that there are no defaults under the Employment Agreement as of the date hereof.

SECTION 9. Binding Effect; Headings. The covenants contained herein shall bind, and the benefits hereof shall inure to, the respective heirs, personal representatives, successors and permitted assigns, as the case may be, of the parties hereto. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

SECTION 10. Counterparts. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile.

IN WITNESS WHEREOF, Executive has executed and delivered this Amendment, and the Corporation has caused this Amendment to be executed and delivered by its duly authorized officer, all as of the day and year first above written.

/s/ Ronald G. Farrell

RONALD G. FARRELL

TRI-S SECURITY CORPORATION

By: /s/ Robert Mills

Its: Chief Financial Officer